Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements (Nos. 333-129268, 333-157276, 333-172596, 333-174983, 333-183617 and 333-198757) on Form S-8 of Flotek Industries, Inc. and subsidiaries of our report dated June 28, 2016, relating to the financial statements and supplemental schedule of the Flotek Industries, Inc. 401(k) Plan, which appears in this Form 11-K for the year ended December 31, 2015.

/s/ Hein & Associates LLP
Houston, Texas
June 28, 2016